CORPORATE CHARTER APPROVAL SHEET

**** EXPEDITED SERVICE **** **** KEEP WITH DOCUMENT ****

DOCUMENT CODE 16 BUSINESS CODE 03

D04465886

1000362014867495

Close ____ Stock X Nonstock ____

P.A. ____ Religious ____

Merging /Converting ____

Surviving/Resulting ____

03/10/2025 AT 11:24 A WO # 0005229511

New Name ____

CERTIFIED COPY MADE

____ Adoption of Assumed Name

____ Other Change(s)

Credit Card ____ Check ____ Cash ____

____ Documents on ____ Checks

Approved By: 25

Keyed By: JD

COMMENT(S):

Code ____

Attention: ____

Stamp Work Order and Customer Number HERE

CORPORATE CHARTER APPROVAL SHEET ** ÉXPEDITED SERVICE ** ** KEEP WITH DOCUMENT ** DOCUMENT CODE 16BUSINESS CODE 03 # D04465886 1000362014867495 Close StockN onstock P.A. Religions Merging /Converting ID # D04465886 ACK # 1000362014867495 PAGES: 0006 HARDING, LOEVNER FUNDS, INC. Surviving/Resulting 03/10/2025 AT 11:24 A WO # 0005229511 L New Name FEES REMITTED Base Fee:100 Org. & Cap. Fee: Expedite Fee: Penalty: State Recordation Tax: ,State Transfer Tax: Certified Copies Copy Fee:26 Certificates Certificate of Status Fee: Personal Property Filings: NP Fund: Other: TOTAL FEES:196 Credit Card Check Cash Documents onChecks Change of Name Change of Principal Office Change of Resident Agent Change of Resident Agent Address Resignation of Resident Agent Désignation of Resident Agent and Resident Agent’s Address Change of Business Code Adoption of Assumed Name Other Change(s) Code Attention: Approved By:23 Keyed By: COMMENT(S): CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820 BALTIMORE MD 21202 Stamp Work Order and Customer Number HERE CUST ID:0004012937 WORK ORDER:0005229511 date: 03-11-2025 10:17 am AMT PAID:$196.00

HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on January 29, 2025, adopted resolutions which:

(a)   authorized the liquidation of one (1) portfolio of common stock of the Corporation, consisting of one class, designated as International Carbon Transition Equity Portfolio – Institutional Class (the “Liquidated Portfolio”), none of which portfolio or class has any shares outstanding; and

(b)   authorized the reduction to zero of the number of shares of common stock classified as shares of the Liquidated Portfolio.

SECOND:  The reduction to zero of the number of shares of the Liquidated Portfolio results in the decrease in the aggregate number of shares of common stock which the Corporation has authority to issue from eight billion, eight hundred million (8,800,000,000) shares of common stock to eight billion, three hundred million (8,300,000,000) shares of common stock.

THIRD:   As of immediately before the decrease in the number of authorized shares of common stock of the Liquidated Portfolio and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation had authority to issue was eight billion, eight hundred million (8,800,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of eight million, eight hundred thousand dollars ($8,800,000) and designated and classified in the following portfolios and classes:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000

CUST ID: 0004012937 WORK ORDER: 0005229511 DATE: 03-11-2025 10:17 AM AMT. PAID: $196.00

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000
Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
International Small Companies Portfolio
Institutional Sub-Class	350,000,000
Institutional Class Z Sub-Class	350,000,000
Investor Sub-Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500,000,000

Frontier Emerging Markets Portfolio

Institutional Class Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000
Investor Sub-Class	400,000,000
International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000
Global Equity Research Portfolio
Institutional Sub-Class	400,000,000
Chinese Equity Portfolio
Institutional Sub-Class	500,000,000
Emerging Markets ex China Portfolio
Institutional Sub-Class	500,000,000

International Developed Markets Equity Portfolio
Institutional Sub-Class	500,000,000
International Carbon Transition Equity Portfolio
Institutional Sub-Class	500,000,000

FOURTH: After giving effect to the decrease in the number of authorized shares of common stock of the Liquidated Portfolio and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation has authority to issue is eight billion, three hundred million (8,300,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of eight million, three hundred thousand dollars ($8,300,000) and designated and classified in the following portfolios and classes:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000
Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000
Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
International Small Companies Portfolio
Institutional Sub-Class	350,000,000
Institutional Class Z Sub-Class	350,000,000
Investor Sub-Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500,000,000

Frontier Emerging Markets Portfolio
Institutional Class Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000
Investor Sub-Class	400,000,000
International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000
Global Equity Research Portfolio
Institutional Sub-Class	400,000,000
Chinese Equity Portfolio
Institutional Sub-Class	500,000,000
Emerging Markets ex China Portfolio
Institutional Sub-Class	500,000,000
International Developed Markets Equity Portfolio
Institutional Sub-Class	500,000,000

FIFTH: The number of shares of common stock of the Liquidated Portfolio, and the aggregate number of shares of common stock of all classes that the Corporation has authority to issue, has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH:   The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 6th day of March, 2025.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Lisa Price	By:	/s/ Ryan Bowles
Lisa Price		Ryan Bowles
Assistant Secretary		President